Exhibit 10.21

PLEDGE AGREEMENT

This PLEDGE AGREEMENT is dated as of August 13, 2010 (as amended, extended, restated, supplemented or otherwise modified from time to time, the “Agreement), made by Merisel, Inc. (the “Pledgor”), in favor of PNC Bank, National Association, as Agent (including any successor agent, the “Pledgee”) for the benefit of the Secured Creditors (as defined below).  Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H:

WHEREAS, Pledgor, Merisel Americas, Inc., a Delaware corporation, Color Edge LLC, a Delaware limited liability company, Color Edge Visual LLC, a Delaware limited liability company, Comp 24 LLC, a Delaware limited liability company, Crush Creative LLC, a Delaware limited liability company, Dennis Curtin Studios, LLC, a Delaware limited liability company, MADP, LLC, a Delaware limited liability company, Advertising Props, Inc., a Georgia corporation, and Fuel Digital, LLC, a Delaware limited liability company (the “Borrowers”), the lenders from time to time party thereto (the “Lenders” and together with the Pledgee, the “Secured Creditors”), have entered into a Revolving Credit and Security Agreement, dated as of August 13, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Advances;

WHEREAS, it is a condition precedent to the making of Advances under the Credit Agreement that Pledgor shall have executed and delivered to the Pledgee this Agreement;

WHEREAS, Pledgor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1.           SECURITY FOR OBLIGATIONS.  This Agreement is made by the Pledgor for the benefit of the Secured Creditors to secure:

(i)           the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Pledgor, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the due performance of and compliance by the Pledgor with the terms of the Credit Agreement (all such obligations and liabilities under this clause (i) being herein collectively called the “Credit Agreement Obligations”);

(ii)           any and all sums advanced by the Pledgee in order to preserve the Collateral (as defined below) and/or its security interest therein;

(iii)           in the event of any proceeding for the collection of the Obligations (as defined below) or the enforcement of this Agreement, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under the Credit Agreement after the expiration of any applicable grace period) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(iv)           all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the “Obligations.”

2.           DEFINITION OF STOCK, NOTES, SECURITIES, ETC.  i)  As used herein, (i) the term “Stock” shall mean (x) all of the issued and outstanding shares of stock of any corporation (other than a corporation that is not organized under the laws of the United States or any State or territory thereof (a “Foreign Corporation”)) at any time directly owned by Pledgor; (y) all of the issued and outstanding shares of capital stock of any Foreign Corporation at any time owned by Pledgor provided that Pledgor shall not be required to pledge hereunder (and the term “Stock” shall not include) more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote, and (z) all of the voting and/or economic membership interests of an entity which is a limited liability company, partnership or other unincorporated entity (each, a “Company”); (ii) the term “Notes” shall mean all promissory notes of any Borrower at any time issued to, or held by, Pledgor; and (iii) the term “Securities” shall mean all of the Stock and Notes.

(b)           The Pledgor represents and warrants that on the date hereof: (a) each Subsidiary of Pledgor, and the direct ownership thereof, is listed on Annex A hereto; (b) the Stock held directly by Pledgor consists of the number and type of shares of the stock of the corporations or membership or other interests of Companies as described in Annex B hereto; (c) such Stock constitutes that percentage of the issued and outstanding capital stock, limited liability company or other interests of the issuing corporation or Company as set forth in Annex B hereto; (d) the Notes held by Pledgor consist of the promissory notes described in Annex C hereto; (e) Pledgor is the holder of record and sole beneficial owner of the Stock and Notes and there exist no options or preemptive rights in respect of any of the Stock or Notes; and (f) on the date hereof, Pledgor owns or possesses no other Securities except as described on Annexes B and C hereto.

(c)           All Stock at any time pledged or required to be pledged hereunder is hereinafter called the “Pledged Stock,” all Notes at any time pledged or required to be pledged hereunder are hereinafter called the “Pledged Notes,” all Pledged Stock and Pledged Notes together are called the “Pledged Securities”; and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received on account thereof, and at the time held by the Pledgee hereunder, are hereinafter called the “Collateral.”

3.             PLEDGE OF SECURITIES, ETC.

3.1           Pledge.  To secure the prompt and complete payment and performance when due of all of the Obligations and for the purposes set forth in Section 1, the Pledgor hereby: (i) grants to the Pledgee for the benefit of the Secured Creditors a continuing security interest of first priority in all of the Collateral owned by the Pledgor; (ii) pledge and deposit as security with the Pledgee for the benefit of the Secured Creditors the Securities owned by the Pledgor on the date hereof, if any, and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such securities) in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee; and (iii) assign, transfer, hypothecate, mortgage, charge and set over to the Pledgee for the benefit of the Secured Creditors all of the Pledgor’s right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

3.2           Subsequently Acquired Securities.  If Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, Pledgor will forthwith pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments thereof, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank by Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of Pledgor describing such Securities and certifying that the same have been duly pledged with the Pledgee hereunder.  Pledgor shall not be required at any time to pledge hereunder any Stock which is more than 65% of the total combined voting power of all classes of capital stock entitled to vote of any Foreign Corporation.

3.3           Uncertificated Securities, Security Entitlements and Partnership Interests.  ii)  Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Securities (whether now owned or hereafter acquired by Pledgor) are uncertificated securities or security entitlements, Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-312(a) and 8-106(c) or (d) of the Uniform Commercial Code if applicable).  Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities or security entitlements promptly upon request of the Pledgee.

(b)           LLC Membership Interests.Pledgor shall not, without the prior written consent of Pledgee, permit, authorize, consent to, approve or suffer to exist the classification of any Securities (other than Securities in the possession of Pledgee and covered by a valid pledge in favor of Pledgee) as a “security” as defined by Sections 8-102 and 8-103 of Article 8 of the Code (as defined in Section 7(a)).

4.           APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.  The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of Pledgor, endorsed or assigned in blank or, following an Event of Default which is continuing, in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.           VOTING, ETC., WHILE NO EVENT OF DEFAULT.  Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise all voting rights attaching to any and all Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in a breach of any covenant contained in, or be materially inconsistent with, any of the terms of this Agreement, the Credit Agreement or any Other Document (collectively, the “Secured Debt Agreements”), or which would have the effect of materially impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor therein. All such rights of Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and Section 7 hereof shall become applicable.

6.           DIVIDENDS AND OTHER DISTRIBUTIONS.  Unless and until an Event of Default shall have occurred and be continuing, all cash dividends or other amounts payable in respect of the Pledged Securities shall be paid to the Pledgor to the extent not prohibited by the Credit Agreement; provided that all dividends or other amounts payable in respect of the Pledged Securities which are reasonably determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital, or otherwise not strictly permitted by the Credit Agreement, shall be paid to the Pledgee and retained by it as part of the Collateral (unless such cash dividends are applied to repay the Obligations pursuant to Section 9 of this Agreement). The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:

(i)           all other or additional stock, or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock;

(ii)           all other or additional stock or other securities or property paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)           all other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.           REMEDIES IN CASE OF AN EVENT OF DEFAULT.  In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights, which Pledgor hereby agrees to be commercially reasonable:

(i)           to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to the Pledgor;

(ii)           to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)           to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv)          to vote all or any part of the Pledged Stock (in each case whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constitutes and appoints the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

(v)           at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance or advertisement or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its reasonable discretion may determine, provided that at least 10 days’ notice of the time and place of any such sale shall be given to the Pledgor. The Pledgee shall not be obligated to make such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

8.           REMEDIES, ETC., CUMULATIVE.  Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Credit Agreement, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other further action in any circumstances without demand or notice. The Secured Creditor agrees that this Agreement may be enforced only by the action of the Agent or the Pledgee, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent or the Pledgee, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

9.           APPLICATION OF PROCEEDS.  iii)  All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied as follows: first, to the reasonable cost, expenses and attorney’s fees and expenses incurred by Pledgee for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under the Credit Agreement; and, third, to the principal of the Obligations.

(b)           It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between (x) the amount of the Obligations for which the Pledgor is responsible that are satisfied with proceeds of the Collateral and (y) the aggregate outstanding amount of such Obligations.

10.           PURCHASERS OF COLLATERAL.  Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11.           INDEMNITY.  The Pledgor hereby agrees (i) to indemnify and hold harmless the Pledgee and the other Secured Creditors from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse the Pledgee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by the Pledgee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement except, with respect to clauses (i) and (ii) above, to the extent arising from the Pledgee’s gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys or other property actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

12.           FURTHER ASSURANCES; POWER-OF-ATTORNEY.  iv)  The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor’s own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b)           The Pledgor hereby appoints the Pledgee the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to act from time to time after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

13.           THE PLEDGEE AS AGENT.  The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 14 of the Credit Agreement.

14.           TRANSFER BY THE PLEDGOR.  The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein except strictly in accordance with the terms of this Agreement.

15.           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR.  v)  Pledgor represents, warrants and covenants that:

(i)            it is, or at the time when pledged hereunder will be, the legal, beneficial and record owner of, and has (or will have) good and marketable title to, all Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever;

(ii)            it has full power, authority and legal right to pledge all the Securities pledged by it pursuant to this Agreement;

(iii)           the execution, delivery and performance by Pledgor of this Agreement and the Credit Agreement (x) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Pledgor is a party or by which Pledgor or any of its property is bound; and (y) will not require the consent or authorization of, approval by, notice to, or filing with any Governmental Body or any other Person, except as set forth on Annex D to this Agreement, all of which have been duly obtained, made or complied with prior to the date hereof and which are in full force and effect;

(iv)           all the shares of the Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; and

(v)            to its knowledge, each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)           The Pledgor covenants and agrees that they will take all steps to defend the Pledgee’s right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever (other than the Pledgee and the Agent); and Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise take all reasonable steps to defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

(c)           The Pledgor covenants and agrees that they will take no action which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Secured Debt Agreement, or which would have the effect of impairing the position or interests of the Pledgee or any other Secured Creditor under any Secured Debt Agreement except as expressly permitted by the Credit Agreement or any other Secured Debt Agreement.

16.           PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC.  The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

(i)           any renewal, extension, amendment or modification of, or addition or supplement to or deletion from the Credit Agreement or any Other Document, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(ii)           any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

(iii)          any furnishing of any additional security to the Pledgee or any Secured Creditor or its assignee or any acceptance thereof or any release of any security by the Pledgee  or any Secured Creditor or its assignee;

(iv)           any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity, or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v)            except to the extent required by mandatory controlling provisions of law, any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

17.           SALE OF PLEDGED SECURITIES. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected; provided, that at least ten (10) Business Days’ notice of the time and place of any such sale shall be given to the Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion, (i) may proceed to make such private sale, (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances.

18.           TERMINATION; RELEASE.  vi)  After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which the no Note under the Credit Agreement is outstanding and all other Obligations have been indefeasibly paid in full (other than arising from indemnities for which no request has been made) and the Credit Agreement has been irrevocably terminated.

19.           NOTICES, ETC.  Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and shall be mailed, telegraphed, telexed, telecopied, faxed, cabled or delivered to the parties hereto at the respective address set forth below and shall be effective when received:

(i)           If to the Pledgee:

PNC Bank, National Association
PNC Business Credit
340 Madison Avenue, 11th Floor
New York, NY  10173
Attention: Gordon Wilkins
Telephone: (212) 752-6105
Facsimile: (212) 303-0060

with a copy to:

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention:  Lisa Pierce
Telephone: (412) 762-6442
Facsimile:  (412) 762-8672

with an additional copy to:

Torys LLP
237 Park Avenue
New York, NY  10017
Attention: Darien G. Leung
Telephone: (212) 880-6012
Facsimile:  (212) 682-0200

(ii)           If to the Pledgor:

Merisel, Inc.
127 W. 30th  Street, 5th  Floor
New York, NY 10001
Attention:  Victor Cisario
Telephone: (212) 502-6570
Facsimile:  (212) 502-9497

with a copy to:

Rosner & Napierala, LLP
26 Broadway, 22nd Floor
New York, New York 10004
Attention:  Natalie A. Napierala
Telephone: (212) 785-2577
Facsimile:  (212) 785-5203

(iii)           if to any Secured Creditor Lender (other than the Pledgee), at such address as such Secured Creditor shall have specified in the Credit Agreement.

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

20.           WAIVER; AMENDMENT.  None of the terms and conditions of this Agreement may be amended, changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgee and the Pledgor.

21.           MISCELLANEOUS.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 18, (ii) be binding upon each Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Secured Creditors and their respective successors, transferees and assigns. This Agreement shall be construed in accordance with and governed by the law of the State of New York. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

22.           WAIVER OF JURY TRIAL.  The Pledgor hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

23.           RECOURSE.  This Agreement is made with full recourse to the Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

*         *         *

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

MERISEL, INC.,
  as Pledgor

By:      /s/Victor L. Cisario
Name: Victor L. Cisario
Title:   Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION,
  as Collateral Agent and as Pledgee

By:  /s/ Sarah Traberman
Name:  Sarah Traberman
Title: Vice President